EXHIBIT 4.3

                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

         We have issued our report dated June 29, 1999 on the statement of condition and related securities portfolio of Van Kampen Focus Portfolios Insured Income Trust, Series 74 as of June 29, 1999 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Report of Certified Public Accountants."


                                                          GRANT THORNTON LLP



Chicago, Illinois
June 29, 1999